EXHIBIT 23.1

BKD LLP CPAs & Advisors	225 N. Water Street, Suite 400 P.O. Box 1580 Decatur, IL 62525-1580 217.429.2411 Fax 217.429.6109 www.bkd.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-161947) pertaining to the Jacksonville Savings Bank 401(k) Profit Sharing Plan, of our report dated June 9, 2010, with respect to the financial statements of the Jacksonville Savings Bank 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ BKD, LLP

Decatur, Illinois
June 9, 2010